SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

                   Date of Report (Date of earliest event reported)                      January 9, 2004

COLLEGIATE PACIFIC INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-17293	22-2795073
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

13950 Senlac Drive, Suite 100, Dallas, Texas	75234
(Address of principal executive offices)	(Zip Code)

(972) 243-8100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
Item 9. Regulation FD Disclosure
SIGNATURES
EXHIBIT INDEX
EX-2.1 Agreement and Plan of Merger
EX-99.1 Press Release

Item 2. Acquisition or Disposition of Assets.

          On January 9, 2004 (the “Effective Time”), Collegiate Pacific Inc. (“Collegiate Pacific”) acquired Tomark, Inc., a California corporation (“Tomark”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated December 30, 2003, by and among Collegiate Pacific, Tomark, BOO Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Collegiate Pacific (the “Surviving Company”), Thomas C. White and Mark S. Harpin (the “Shareholders”).

          Pursuant to the Merger Agreement, Tomark merged with and into the Surviving Corporation at the Effective Time, whereupon the Surviving Corporation changed its name to Tomark Sports, Inc. (the “Merger”). In connection with the Merger, Collegiate Pacific paid consideration of $5,250,000 to the Shareholders in exchange for their Tomark shares, which consisted of $2,500,000 in cash, promissory notes in the aggregate amount of $250,000, and 270,562 shares of Collegiate Pacific’s common stock, $0.01 par value per share (the “Merger Shares”), valued at $2,500,000. Collegiate Pacific has agreed to register with the Securities and Exchange Commission all of the Merger Shares for resale by the Shareholders.

          The cash portion of the purchase price was paid out of the working capital of Collegiate Pacific and the common stock portion of the purchase price consisted of newly issued shares. Collegiate Pacific expects to treat the Merger as a purchase for accounting purposes.

          The terms of the Merger Agreement, including the amount of consideration paid by Collegiate Pacific, were determined pursuant to arms-length negotiations between Collegiate Pacific and Tomark. Prior to the Effective Time, none of Collegiate Pacific’s affiliates, officers or directors, or any associate of any such officer or director, had any material relationship with Tomark. Collegiate Pacific also entered into an Employment Agreement with each of Messrs. Harpin and White to assist with the operation of the acquired business.

          A portion of the assets acquired constitute equipment and other physical property used in connection with manufacturing, selling, distributing and installing sports equipment. These assets will continue to be utilized by Collegiate Pacific for such purposes.

          The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired.

          As of the date of filing this Current Report on Form 8-K, it is impracticable for Collegiate Pacific to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements will be filed by amendment to this Form 8-K no later than March 23, 2004.

(b)	Pro Forma Financial Information.

          As of the date of filing this Current Report on Form 8-K, it is impracticable for Collegiate Pacific to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b)(2) of Form 8-K, such pro forma financial information will be filed by amendment to this Form 8-K no later than March 23, 2004.

(c)	Exhibits.

2.1 Agreement and Plan of Merger, dated as of December 30, 2003, by and among Tomark, Inc., Collegiate Pacific Inc., BOO Merger Corp., Thomas C. White and Mark S. Harpin

99.1* Press Release of Collegiate Pacific Inc., dated January 9, 2004.

*	Furnished and not filed.

Item 9. Regulation FD Disclosure.

          Attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein solely for purposes of this Item 9 is the text of Collegiate Pacific’s press release announcing the closing of the Tomark acquisition and raising its revenue guidance to investors for its third fiscal quarter ending March 31, 2004.

          The information under Item 9 of this Current Report on Form 8-K, including exhibit 99.1, is furnished pursuant to Item 9 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section. Further, the information furnished pursuant to Item 9 of this Current Report on Form 8-K, including exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of Collegiate Pacific Inc. under the Securities Act of 1933.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, Collegiate Pacific Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 23, 2004	COLLEGIATE PACIFIC INC.

	By:	/s/ William R. Estill

William R. Estill, Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit

2.1	Agreement and Plan of Merger, dated as of December 30, 2003, by and among Tomark, Inc., Collegiate Pacific Inc., BOO Merger Corp., Thomas C. White and Mark S. Harpin

99.1*	Press Release of Collegiate Pacific Inc., dated January 9, 2004.

*	Furnished and not filed.